Back to Form 8-K
Exhibit 10.1
DEPARTMENT OF HEALTH & HUMAN SERVICES
Centers for Medicare & Medicaid Services
7500 Security Boulevard
Baltimore, Maryland 21244-1850

Mr. Heath Schiesser
WELLCARE PRESCRIPTION INSURANCE, INC.
8735 Henderson Rd
Tampa, FL 33634

RE: 2009 Contract Renewal for Contract S5967

Dear Mr. Schiesser:

The Centers for Medicare and Medicaid Services (CMS) is pleased to inform you that we are renewing your organization's Medicare Prescription Drug Plan (PDP) Sponsor contract effective January 1, 2009 through December 31, 2009.  This renewal is issued based on our approval of your bids and receipt of your signed 2009 Benefit Attestation, This contract renewal includes any applicable addendum that governs the operation of Employer/Union-Only Group Waiver ("800 Series") Plans.

CMS will continue to provide Prescription Drug Benefit program information to contracting organizations through the Health Plan Management System (HPMS) and the CMS Web site.   It is imperative that you monitor both of these resources to stay current on program requirements and information.  We further remind you to ensure that your organization's contact information in HPMS remains accurate, as that is our primary mechanism for contacting contracted organizations.

We look forward to continuing to work with you in serving Medicare beneficiaries in your service area.  If you have any questions, please contact your Account Manager.

Sincerely,

/s/ Cynthia Tudor
Cynthia G. Tudor, Ph.D.
Director
Medicare Drug Benefit Group

ADDENDUM TO CONTRACTS WITH MEDICARE PART D SPONSORS PURSUANT
TO SECTIONS 1860D-1 THROUGH 1860D-42 OF THE SOCIAL SECURITY ACT FOR
THE OPERATION OF A VOLUNTARY MEDICARE PRESCRIPTION DRUG PLAN

The Centers for Medicare and Medicaid Services (hereinafter referred to as "CMS") and WellCare Prescription Insurance, Inc., an organization operating a Voluntary Medicare Prescription Drug Plan (hereinafter referred to as "the Sponsor") agree, pursuant to 42 C.F.R. §423.508(a) to amend the contract (S5967) governing the Sponsor's Part D operations described in Section 1860D-1 through 1860D-42(with the exception of 1860D-22(a) and 1860D-31) of the Social Security Act (hereinafter referred to as "the Act") to include the provisions stated below.

This addendum is made pursuant to Subpart L of 42 CFR Part 417, Subpart K of 42 CFR Part 422, and Subpart K of 42 CFR Part 423.

NOTE: For the purposes of this addendum, "the Sponsor" includes the following: standalone prescription drug plan (PDP) sponsors, Medicare managed care organizations offering Part D benefits (MA-PD), and employer group/union-only organizations.  For a PDP sponsor, this document amends its contract with CMS.  For MA-PD organizations and employer group/union-only benefit sponsors, this document amends the Part D addendum to their Medicare managed care contracts with CMS.

Article I
Medicare Voluntary Prescription Drug Benefit

A.
This addendum is in no way intended to supersede or modify 42 CFR, Parts 417, 422 or 423, except as to any requirements set forth in 42 CFR Part 423 that are specifically waived or modified for Sponsors offering a prescription drug benefit exclusively to Part D eligible individuals enrolled in employment-based retiree prescription drug coverage as provided in applicable employer/union-only group waiver guidance and/or in this addendum.  Failure to reference a regulatory requirement in this addendum does not affect the applicability of such requirements to the Sponsor and CMS.

B.
In the event of a conflict between the employer/union-only group waiver guidance issued prior to the execution of the contract and this addendum, the provisions of this addendum shall control.  In-the event of any conflict between the employer/union-only group waiver guidance issued after the execution of the contract and this addendum, the provisions of the employer/union-only group guidance shall control.

C.	In the event of any conflict between the provisions of this addendum and any other provision of the contract, the terms of this addendum shall control.

Article II
Sponsor Reimbursement to Pharmacies

A.
Effective January 1, 2010, Sponsor will issue, mail, or otherwise transmit payment with respect to all clean claims submitted by pharmacies (other than pharmacies that dispense drugs by mail order only or are located in, or contract with, a long-term care facility) within 14"days of receipt of an electronically submitted claim or within 30 days of receipt of a claim submitted otherwise.

B.
Effective January 1, 2010, Sponsor must ensure that a pharmacy located in, or having a contract with, a long-term care facility will have not less than 30 days (but not more than 90 days) to submit claims to the Sponsor for reimbursement.

C.
Effective January 1, 2009, if Sponsor uses a standard for reimbursement of pharmacies based on the cost of a drug will update such standard not less frequently than once every 7 days, beginning with an initial update on January 1 of each year, to accurately reflect the market price of acquiring the drug.

Article III
 Record Retention and Reporting Requirements

The section entitled "RECORD MAINTENANCE AND ACCESS" is amended to include the following provision: "Sponsor agrees to maintain records and provide access in accordance with 42 CFR §§ 423.505 (b)(10) and 423.505(i)(2)(ii)."

Article IV
CMS Notice of Sponsor Contract Non-Renewal

Paragraph 1 of the section entitled "QUALIFICATION TO RENEW ADDENDUM" is revised to read as follows:

"1. In accordance with 42 CFR §423.507, the Sponsor will be determined qualified to renew this addendum annually only if—
(a)	The Sponsor has not provided CMS with a notice of intention not to renew in accordance with Article VII of this addendum, and
(b)	CMS has not provided the Sponser with a notice of intention not to renew."

Article IV
Addendum Term

This addendum is effective from the date of CMS' authorized representative's signature and shall remain in effect for as long as the Sponsor remains a Part D sponsor under contract with CMS.

Article VI
Modification or Termination of Addendum by Mutual Consent

This addendum may be modified or terminated at any time by written mutual consent in accordance with 42 CFR 423.508.

Article XII
Severability

Severability of the addendum shall be in accordance with 42 CFR §423.504(e).

Article XIII
Miscellaneous

A.	Terms not otherwise defined in this addendum shall have the meaning given such terms at 42 CFR Part 423 or, as applicable, 42 CFR Part 422 or Part 417.

B.
The Sponsor agrees that it has not altered in any way the terms of the addendum presented for signature by CMS. Sponsor agrees that any alterations to the original text the Sponsor may make to this addendum shall not be binding on the parties.

In witness whereof, the parties hereby execute this contract modification

FOR THE SPONSOR

Heath Schiesser	President & CEO
Printer Name	Title
/s/ Heath Schiesser	9/5/08
Signature	Date
WellCare Prescription Insurance, Inc.	8735 Henderson Rd., Tampa, FL 33634
Organization	Address

FOR THE CENTERS FOR MEDICARE & MEDICAID SERVICES

/s/ Cynthia Tudor	9/15/08
Cynthia Tudor, Ph.D. Director Medicare Drug Benefit Group and C & D Data Group Center for Drug and Health Plan Choice	Date